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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-66065 and 333-58684 of Restoration Hardware, Inc. on Form S-8 of our report dated March 23, 2001, appearing in this Annual Report on Form 10-K/A of Restoration Hardware, Inc. for the year ended February 3, 2001.

/s/ Deloitte & Touche LLP

San Francisco, California

January 4, 2002